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                                                              EXHIBIT 10(b)(iii)

                             NEW VALLEY CORPORATION
                       100 S.E. SECOND STREET, 32ND FLOOR
                              MIAMI, FLORIDA 33131

                                                          January 1, 1998

Mr. Howard M. Lorber
100 S.E. Second Street, 32nd Floor
Miami, Florida  33131

Dear Mr. Lorber:

         This letter sets forth an amendment to the Employment Agreement (the "Agreement") dated as of January 1, 1995, as amended effective as of January 1, 1996, between New Valley Corporation and you.

         1. The Agreement is amended by inserting the following as clause (iii) of Section 3(a) thereof:

                  (iii) In addition to the foregoing, commencing January 1, 1998, the Company shall pay Executive an additional bonus on or prior to April 1st in each year during the Employment Period. The additional bonus shall be in an amount equal to the amount, if any, necessary to reimburse Executive, on an after-tax basis, for all applicable federal, state and self employment taxes actually incurred by Executive as a result of the grant or vesting of any award of the Company's common or preferred shares or options to acquire the Company's common or preferred shares during the prior calendar year.

         2. This letter agreement constitutes an amendment to and a modification of the Agreement and shall for all purposes be considered a part of the Agreement. Except as amended hereby, the Agreement is confirmed and ratified in all respects and shall remain in full force and effect.


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Mr. Howard M. Lorber
January 1, 1998
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         Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.

                                     Very truly yours,

                                     NEW VALLEY CORPORATION



                                     By:  /s/ BENNETT S. LEBOW
                                          -------------------------------------
                                          Bennett S. LeBow
                                          Chairman and Chief Executive Officer

AGREED TO AND ACCEPTED:



By:     /s/ HOWARD M. LORBER
      --------------------------
           Howard M. Lorber